SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2001
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                               C-Phone Corporation
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             (Exact name of registrant as specified in its charter)


          New York                        0-24424                 06-1170506
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(State or Other Jurisdiction        (Commission)                (IRS Employer
     of Incorporation)              File Number)             Identification No.)




6714 Netherlands Drive, Wilmington, North Carolina                  28405
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         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (910) 395-6100
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 6.  Other Events.

On May 22, 2001, C-Phone Corporation announced that it that it had filed with the SEC a Certificate and Notice of Termination of Registration on Form 15 to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934 and to suspend its reporting requirements under Sections 13 and 15(d) of the Act. As previously announced, both in a press release issued in January of this year, as well as in C-Phone's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2000, C-Phone was considering the decertification of its common stock "in the near future." As a result of such action, C-Phone's common stock will no longer meet the trading requirements of the OTC Bulletin Board. It is anticipated that quotations for the common stock will be listed in the "pink sheets."

At the same time, C-Phone advised that (i) a proxy statement to seek shareholder approval for its previously announced Motion Media transaction was being prepared and that a Special Meeting of C-Phone's shareholders will be scheduled after the proxy statement is filed with the SEC and the SEC advises that it has completed its comment process, and (ii) Seymour Gartenberg and E. Henry Mize have resigned as directors and the size of the C-Phone Board of Directors has been decreased to five.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         99.      Press Release, dated May 22, 2001

                               * * * * * * * * * *

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       C-PHONE CORPORATION


                                       By: /s/ Paul H. Albritton
                                          --------------------------------------
                                          President and Chief Executive Officer
Date: May 22, 2001

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